UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2016

IRIDEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-27598	77-0210467
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1212 Terra Bella Avenue

Mountain View, California 94043

(Address of principal executive offices, including zip code)

(650) 940-4700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is being filed with the U.S. Securities and Exchange Commission in connection with the adoption and commencement of certain material compensatory plans, contracts or arrangements between IRIDEX Corporation (the “Company” or “we,” “us,” or “our”) and William M. Moore, the Company’s President and Chief Executive Officer, and Ronald Steckel, the Company’s Vice President, Operations.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2016 Base Salaries

On March 1, 2016, the Board of Directors (the “Board”) of the Company approved the base salaries for fiscal year 2016 for certain senior officers of the Company.  Mr. Moore’s base salary for fiscal year 2016 is $435,000 and Mr. Steckel’s base salary for fiscal year 2016 is $275,000.

2016 MBO Plan

On March 1, 2016, the Board approved the Company’s 2016 “Management By Objectives” Plan (the “MBO Plan”).  Mr. Moore and Mr. Steckel are eligible to participate in the MBO Plan.  Mr. Moore’s maximum amount payable under the MBO Plan is $174,000 and Mr. Steckel’s maximum amount payable under the MBO Plan is $82,000.

Awards under the MBO Plan are based upon the achievement of certain objectives specific to each MBO Plan participant.  Mr. Moore’s award under the MBO Plan is subject to the Company’s achievement of certain revenue and earnings per share targets, as well as certain other financial and operations-related performance goals specific to Mr. Moore.  Mr. Steckel’s award under the MBO Plan is subject to the Company’s achievement of certain revenue targets, as well as certain other financial and operations-related performance goals specific to Mr. Steckel.

Restricted Stock Units

On March 1, 2016, the Board approved an award of performance-based restricted stock units (“PRSUs”) to each of Mr. Moore and Mr. Steckel.  Mr. Moore’s target number of PRSUs is 50,000 and Mr. Steckel’s target number of PRSUs is 40,000.

Each PRSU represents the right to receive one share of the Company’s common stock and is subject to the terms of the Company’s 2008 Equity Incentive Plan (the “Plan”) and the applicable performance-based restricted stock unit award agreement under the Plan.  The PRSUs will become eligible to vest (“vesting eligible PRSUs”) if the Company’s stock price (measured based on the average, trailing, 60 day closing price of a share of the Company’s common stock) achieves one or more of the four specified stock price performance goals, measured during four performance periods covering each of the Company’s fiscal years 2016 through 2019.  The achievement of each performance goal results in 25% of the target number of PRSUs becoming vesting eligible PRSUs.  The maximum number of PRSUs that can vest under the PRSU award is 100% of the target number of PRSUs.

If any of the performance goals are met, vesting of the PRSUs additionally is subject to the executive’s continued service with the Company through the applicable vesting date as follows.  Any vesting eligible PRSUs will be scheduled to vest on an annual basis on the last day of the performance period (provided that the first vesting date for any PRSUs that become eligible to vest during a particular performance period will be delayed until the performance results are certified).  However, the maximum number of PRSUs that can vest (i) upon completion of each performance period will be 25% of the target number of PRSUs and (ii) prior to the end of the last performance period will be 50% of the target number of PRSUs.

In the event of a change in control of the Company, the performance periods will end and a final measurement of the Company’s stock price will occur.  For this final measurement, the Company’s stock price will be determined based on the value of the consideration that common stockholders receive in the change in control.  Upon the final measurement, any vesting eligible PRSUs will vest in full, and any PRSUs that have not become eligible to vest will be scheduled to vest based on continued service (but not subject to any further performance criteria), on the last day of the Company’s fiscal year 2019.  If, on or after the change in control, the executive’s employment is terminated without cause, a prorated number of the then unvested PRSUs will accelerate vesting based on the total period following the change in control during which the executive provided services.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRIDEX CORPORATION

By:	/s/ WILLIAM M. MOORE
William M. Moore President and Chief Executive Officer

Date:  March 7, 2016